EXHIBIT 10.1

FURMANITE CORPORATION

LONG-TERM INCENTIVE AGREEMENT

This sets forth the terms of the Long-Term Incentive Agreement (“Agreement”) made this ____ day of ____, 20___ (“Effective Date”), between Furmanite Corporation, a Delaware corporation (“Company”), and _____________ (“Grantee”).
WITNESSETH:
WHEREAS, the shareholders of the Company previously approved, and the Company continues to maintain, the Furmanite Corporation 1994 Stock Incentive Plan, as amended and restated as of May 9, 2013 (“Plan”);
WHEREAS, for purposes of this Agreement, all defined terms, as indicated by the capitalization of the first letter of such term, shall have the meanings specified in the Plan to the extent not specified in this Agreement;
WHEREAS, the above-named Grantee is an employee of the Company or a subsidiary of the Company (a “Business Relationship”); and
WHEREAS, pursuant and subject to the terms of the Plan, and in accordance with the terms of this Agreement, the Company wishes for the Grantee to have a proprietary interest in the Company’s financial success by granting the Grantee:
(a)the option to purchase ________ shares of the Company’s Common Stock (the “Option Shares”);
(b)________ Restricted Share Units of the Company’s Common Stock (the “RSUs”); and
(c)________ Performance-based Restricted Share Units of the Company’s Common Stock (the “PSUs”).
NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1. GRANTS
1.1.    Grant of Option. Subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee the option to purchase all or any part of the Option Shares. The price at which the Option Shares may be acquired is ______ per share, which equals or exceeds the Fair Market Value per share of Stock on the Effective Date. The option granted pursuant to this Agreement is a Nonqualified Option.
1.2.    Grant of RSUs. Subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee _______ RSUs
1.3.    Grant of PSUs. Subject to the terms and conditions of the Plan and the terms and conditions set forth in this Agreement, the Company hereby grants to the Grantee _______ PSUs.

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ARTICLE 2. VESTING; DURATION; AND EXERCISE
2.1     Vesting of the Option Shares and RSUs.
(a)    If the Grantee maintains a continuous Business Relationship with the Company through ________ ____, 20___ then the Grantee shall vest in 33.33 percent of the Option Shares and 33.33 percent of the RSUs.
(b)    If the Grantee maintains a continuous Business Relationship with the Company through ________ ____, 20___ then the Grantee shall vest in an additional 33.33 percent of the Option Shares and 33.33 percent of the RSUs.
(c)    If the Grantee maintains a continuous Business Relationship with the Company through ________ ____, 20___ then the Grantee shall vest in the remaining 33.34 percent of the Option Shares and 33.34 percent of the RSUs.
(d)    To the extent the Grantee does not maintain a Business Relationship for the requisite period in accordance with (a) – (c) of this section above, or as detailed below, whereby any or all of the granted Option Shares and RSUs are not vested, all of Grantee’s rights with respect to such unvested Option Shares and RSUs shall be forfeited on the date of termination of the Business Relationship of the Grantee with the Company.
(e)    Upon vesting of the RSUs, the Grantee will receive one share of the Company’s Common Stock for each RSU vested. No partial shares will be issued. Upon vesting of the Option Shares, the Grantee will receive the option to purchase one share of the Company’s Common Stock for each Option Shares vested. No partial options will be issues
(f)    For purposes of this Agreement, a Business Relationship with the Company shall include a Business Relationship with an affiliate or subsidiary of the Company (i.e., any business organization controlling, controlled by, or under common control with, the Company).
2.1.1    Duration and Exercise of Option. To the extent the right to purchase Option Shares becomes vested pursuant to this Agreement, the duration of the right to purchase shall be governed by the terms of the Plan; provided that the Grantee’s right to purchase Option Shares shall expire no later than the tenth anniversary of the Effective Date. Similarly, the manner in which any vested right to purchase Option Shares is exercised shall be governed by the terms of the Plan.
2.2    Vesting of the PSUs.
(a)     If the Grantee maintains a continuous Business Relationship with the Company through the third anniversary of the Effective Date, and if the Company’s combined final, audited operating income for the Company’s fiscal years ending December 31, 20___, December 31, 20___ and December 31, 20___ (the “Performance Measure”) is at least $____________, then the Grantee shall vest pro-rata the amount the Performance Measure exceeds $____________ as compared to $____________, up to a maximum of 100 percent.
(b)    To the extent the Grantee does not maintain a Business Relationship through the third anniversary of the Effective Date, or as detailed below, the PSUs shall be forfeited as of the date of termination.
2.3     Holding Requirement. Upon each vesting of the RSUs and PSUs, Forty percent (40%) of the vested RSUs and PSUs shall be held in escrow by the Company as Restricted Shares.  While the Restricted Shares are held in escrow, the Grantee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Restricted Shares, or any interest therein.  The Restricted Shares

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shall be released from the escrow to (or on behalf of) the Grantee upon the earliest of: (i) the first anniversary of the date of termination of the Business Relationship of the Grantee with the Company, (ii) the Grantee’s death, or (iii) the closing of a Change of Control. Simultaneously with execution of this Agreement, the Grantee shall execute the Stock Power attached hereto as Exhibit A.  Upon receipt of the Stock Power by the Company for the Restricted Shares the Company shall issue and hold in escrow one or more certificates in the name of the Grantee for the Restricted Shares, subject to the restrictive legend described in Section 4.7, and subject to the other terms and conditions of this Agreement.  As an alternative to issuing physical certificates, the Company may record ownership of the Restricted Shares, and the applicable restrictions, in book form (or in any other form of un-certificated ownership).
2.4    Market “Stand-Off” Agreement. The Grantee hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Grantee shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by the Grantee at any time during such period except shares included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements. The market “stand-off” agreement established pursuant to this Section 2.3 shall have perpetual duration.
2.5    Transfers. All grants herein are non-transferrable. Any attempted transfer of the grants will result in forfeiture without consideration.
ARTICLE 3. FORFEITURE AND RETURN OF SHARES
3.1    Termination for Cause. If the Business Relationship between the Grantee and the Company is terminated under the circumstances described in section 10.3 of the Plan, this Agreement shall immediately terminate and Grantee’s rights with respect to all of the grants, or stock acquired therefrom, whether or not the Grantee has vested shall be immediately forfeited without consideration.
3.2    Return of Shares. If the Company’s Board of Directors determines that the PSUs considered vested and that such vesting was based on materially inaccurate financial information or any other materially inaccurate performance criteria, then the Company’s Board of Directors may, in its discretion (a) treat any or all of such Restricted Shares derived from the PSUs that are held in the escrow described in this Agreement as no longer vested and immediately forfeited, (b) require the Grantee to return any or all of such Restricted Shares derived from the PSUs that have been released to the Grantee from the escrow described in this Agreement, and/or (c) require the Grantee to repay to the Company the cash equivalent of any or all of such PSUs that have been released to the Grantee from the escrow described in this Agreement and previously disposed of by the Grantee. Grantee agrees to return such PSUs (or to make such repayment) within 10 business days of the Board of Directors’ demand. In the case of a repayment of the cash equivalent, the amount to be repaid to the Company shall equal the value of the applicable PSUs, determined as the average of the closing prices for the Company’s Common Stock on the five trading days that immediately precede the date of the Board of Directors’ demand.
3.3     Restrictive Covenants. This Agreement is made subject to and in reliance of Grantee’s execution and compliance with the Company’s Proprietary Information Inventions and Non-Solicitation (PIINS) Agreement.

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ARTICLE 4. MISCELLANEOUS
4.1    Restricted Stock Units and Performance-based Restricted Stock Units. RSUs are restricted stock units subject to the time vesting requirements herein and are not restricted stock and have no voting rights. PSUs are restricted stock units subject to the performance vesting requirements herein and are not restricted stock and have no voting rights.
4.2     Adjustments for Stock Splits, Stock Dividends, etc. If there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Grantee is entitled by reason of his or her ownership of the Option Shares, RSUs, or PSUs shall be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the original equity.
4.2    Withholding Taxes. The Grantee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the grant, vesting and exercise of the rights granted pursuant to this Agreement.
(a)     If the Grantee exercises the right to purchase Option Shares, the Company may require at the time of such exercise an additional payment for withholding tax purposes based on and the fair market value of such Option Shares as of the acquisition date.
4.3    No Rights to Business Relationship. Nothing contained in this Agreement shall be construed as giving the Grantee any right to continue his or her Business Relationship with the Company.
4.4    Waiver. From time to time the Company may waive its rights hereunder either generally or with respect to one or more specific transfers which have been proposed, attempted or made. All action to be taken by the Company hereunder shall be taken by vote of a majority of its disinterested members of the Board of Directors then in office.
4.5    Acknowledgments by Grantee. The Grantee acknowledges that the Grantee has been advised, and that the Grantee understands, that:
(a)    the grant of the right to purchase Option Shares, the RSUs, the PSUs and the issuance of any shares pursuant to this Agreement may be subject to, or may become subject to, applicable reporting, disclosure and holding period restrictions imposed by Rule 144 under the Securities Act of 1933 (“Rule 144”) and Section 16 of the Securities Exchange Act of 1934 (“Section 16”); and
(b)    shares acquired could be subject to Section 16(a) reporting requirements as well as the short swing trading prohibition contained in Section 16(b) which precludes any profit taking with respect to any stock transactions which occur within any six-month period.
4.6    Special Circumstances. In the event Grantee dies, becomes disabled or incapacitated, the RSU and Option Share grants herein shall immediately vest. In such case, the right to exercise the Option Shares shall expire one year following the death, disability or incapacitation but in no case longer than the term of the stock options listed in 2.1.1. To the extent PSUs are still outstanding on the death, disability/incapacitation, the PSUs shall remain open for the periods of vesting herein and shall only vest to the extent the performance measures are satisfied in 2.2 (a).

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4.7    Restrictive Legends. All certificates representing Restricted Shares shall have affixed thereto legends in substantially the following form:
“The shares of stock represented by this certificate are subject to restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the Corporation.”
4.8    Notices. All notices to a party hereto shall be in writing and shall be deemed to have been adequately given if delivered in person or if given by registered or certified mail, postage prepaid:

If to the Company:	Furmanite Corporation
10370 Richmond Avenue
Suite 600
Houston, TX 77042
Attn:

If to the Grantee:

or to such other address as any party may from time to time designate for itself by notice in writing given to the other parties hereto.
4.9    Amendments. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company and the Grantee.
4.10    Successors and Assigns; Assignment. This Agreement shall be binding upon the parties hereto and their heirs, representatives, successors and assigns. The Company may assign its rights hereunder either generally or from time to time.
4.11    Entire Agreement. This Agreement is entered into pursuant to and subject to the terms of the Plan, the applicable terms of which are incorporated herein by reference. This Agreement, Exhibits to this Agreement and applicable terms of the Plan constitute the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.
4.12    Applicable Law; Severability. This Agreement shall be governed by and construed and enforced in accordance with Texas law. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, that provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of that provision or any other provisions of this Agreement.
4.13    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed in original but all of which together shall constitute one and the same instrument.
4.14    Effect of Heading. Any table of contents, title of any article or section heading herein contained is for convenience or reference only and shall not affect the meaning of construction of any of the provisions hereof.

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IN WITNESS WHEREOF, the Grantee has hereunto set his hand and the Company has authorized this Agreement to be signed by a duly authorized officer, to be effective as of the Effective Date.

FURMANITE CORPORATION

By:
Name:
Title:

, Grantee

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EXHIBIT A
IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to

_______ shares of the common stock of Furmanite Corporation represented by Certificate(s) No(s). _____________________ inclusive, standing in the name of the undersigned on the books of said Company.
The undersigned does hereby irrevocably constitute and appoint__________________________ attorney to transfer the said stock, as the case may be, on the books of said Company, with full power of substitution in the premises.

Dated:	(x)

PERSON EXECUTING THIS POWER SIGN HERE

IMPORTANT - READ CAREFULLY
The signature(s) to this Power must correspond with the name(s) as written upon the face of the certificate(s) in every particular without alternation or enlargement or any change whatever.

IMPRINT SIGNATURE MEDALLION HERE